                                                                   Exhibit 10.12

                              STORAGENETWORKS, INC.

                   AMENDMENT TO EXECUTIVE RETENTION AGREEMENT

       This Amendment to Incentive Executive Retention Agreement is entered into as of the 5th day of March between StorageNetworks, Inc. (the "Company") and Paul C. Flanagan (the "Executive").

       WHEREAS, the Company and the Executive are parties to that certain Executive Retention Agreement dated as of August 8, 2002 (the "Agreement");

       WHEREAS, the Company and the Executive desire to amend the Agreement as provided herein.

       NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Section 1.1(a)(c) of the Agreement is hereby amended and restated in its entirety as follows:

              "(c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"). Solely for purposes of Section 4.1 only, such a transaction shall not be considered a Change of Control if, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or"

2. Section 4.2(a) of the Agreement is hereby amended by adding the following provision after Section 4.2(a)(iv):

              "(v) If a Change of Control has occurred prior to the Date of Termination, to the extent not previously accelerated or vested pursuant to
Section 4.1 or otherwise, (a) each outstanding option to purchase shares of Common Stock of the Company held by the Executive shall become immediately exercisable in full and shares of Common Stock of the Company received upon exercise of any options will no longer be subject to a right of repurchase by the Company, (b) each outstanding restricted stock award shall be deemed to be fully vested and will no longer be subject to a right of repurchase by the Company and (c) notwithstanding any provision in any applicable option agreement to the contrary, each such option shall continue to be exercisable by the Executive (to the extent such option was exercisable on the Date of Termination) for a period of twelve months following the Date of Termination."

3. Section 6.1 of the Agreement is hereby amended and restated in its entirety as follows:

              "6.1 Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute a termination without Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. In addition, notwithstanding any other provision of this Agreement to the contrary, any termination by the Executive of his employment for Good Reason following a Change of Control shall be considered a termination without Cause, entitling the Executive to all of the benefits provided for herein in connection with a termination without Cause. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise."

4. Except as amended hereby, all other provisions of the Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date set forth above.

STORAGENETWORKS, INC.                          EXECUTIVE

By: /s/ Dean J. Breda                          /s/ Paul C. Flanagan
    ----------------------                     --------------------------
Title: Vice President and General Counsel      Paul C. Flanagan
       ----------------------------------